Exhibit 99.1
Ambac Reports First Quarter 2025 Results
•Total revenue from continuing P&C operations increased 27% for the quarter to $63 million
•Total P&C premium production increased 70% for the quarter to $318 million
NEW YORK, NY, May 12, 2025 (BUSINESS WIRE) -- Ambac Financial Group, Inc. (NYSE: AMBC) ("Ambac" or "AFG"), an insurance holding company, today reported its results for the First Quarter 2025.
First Quarter 2025 vs. First Quarter 2024 Segment Highlights
•Insurance Distribution ("Cirrata")
◦Total revenue grew to $41 million for the quarter, an increase of 129%
◦Net loss to Shareholders of $(2) million for the quarter, down 145%, with a (4.3)% margin vs. 21.2%
◦Adjusted EBITDA of $12 million for the quarter, up 136%, with a 29.5% margin vs. 28.7%
◦Adjusted EBITDA to Shareholders of $7 million for the quarter, up 69%, with a 17.3% margin vs. 23.5%

◦Specialty P&C Insurance ("Everspan")
◦Loss ratio of 66.9% improved by -880 bps and Combined ratio of 102.1% up 370 bps
◦Net income to Shareholders of over $1 million for the quarter, down slightly
◦Adjusted EBITDA to Shareholders of under $2 million for the quarter, down slightly

Claude LeBlanc, President and Chief Executive Officer, stated, "Our P&C business had a strong start to the year, with premium production up 70% to $318 million and revenue up 27% to $63 million, both compared to the first quarter of 2024, bolstered by our acquisition of Beat. Our increasingly diversified portfolio is being built for long-term growth and to withstand market cyclicality, such as the the headwinds experienced in property and ESL this quarter. We are positioned to continue growing our business by focusing on specialty niches, and I am encouraged by the early indications from the MGAs we launched last year, a few of which are already profitable and all of which are trending towards consistent profitability."
LeBlanc continued, “In addition, as previously announced, we have completed all of our pre-closing conditions related to the the sale of our Legacy business, which remains subject only to Wisconsin regulatory approval. We eagerly await the close of this transaction as we look ahead to our future as a leading specialty P&C franchise."

Ambac's First Quarter 2025 Summary Results
	Three months ended March 31,
($ in thousands, except per share data)[1]	2025	2024	% Change
Total revenues from continuing operations	62,756	49,551	27%
Total expenses from continuing operations	77,863	52,790	47%
Pretax income (loss) from continuing operations	(15,107)	(3,239)	366%
Provision (benefit) for income taxes from continuing operations	(617)	130	(575)%
Net income (loss) from continuing operations	(14,490)	(3,369)	330%
Net income (loss) from continuing operations attributable to Ambac shareholders	(16,144)	(4,070)	297%
Net income (loss) from discontinued operations	(30,247)	24,140	(225)%
Net income (loss) attributable to Ambac shareholders	(46,391)	20,070	(331)%
Net income (loss) attributable to common stockholders per diluted share [3]	$(1.22)	$0.44	(377)%
Non-GAAP
EBITDA to shareholders [2]	(5,477)	(1,627)	237%
Adjusted EBITDA to shareholders[2]	(1,287)	384	(435)%
Adjusted net income (loss) attributable to shareholders	(6,037)	(329)	1735%
Per Share
Adjusted net income (loss) to shareholders per diluted share [2]	$(0.13)	$(0.01)	NM
Adjusted EBITDA to shareholders per diluted share[2]	$(0.03)	$0.01	(400)%

Weighted-average diluted shares outstanding (in millions)	47,313	45,827
(1)Some financial data in this press release may not add up due to rounding
(2)See Non-GAAP Financial Data section of this press release for further information
(3)Per diluted share includes the impact of adjusting redeemable noncontrolling interests to current redemption value

First Quarter 2025 Summary*
Total revenue from continuing operations for the first quarter of 2025 was $63 million, an increase of 27% compared to the $50 million in the same prior-year period. This increase was primarily due to the inclusion of Beat Capital, which more than offset a managed reduction to earned premium at Everspan following last year's decision to exit several programs. Organic growth at Cirrata met headwinds in certain A&H lines, which more than offset organic expansion across other programs.
Total expenses from continuing operations for the first quarter of 2025 were $78 million, an increase of 48% compared to the $53 million in the same prior-year period. The increase was primarily due to an increase in G&A expenses from the inclusion of Beat, professional and advisor fees related to transactions, and intangible amortization and interest expense, both of which relate to the Beat acquisition. These increases more than offset the lower losses and loss adjustment expenses at Everspan from the exit of several retained programs.
Net loss from continuing operations to Ambac shareholders for the first quarter of 2025 increased by $12 million to $(16) million compared to the $(4) million in the same prior-year period. The increase was driven by increased intangible amortization and interest expense related to the acquisition of Beat.
Adjusted EBITDA from continuing operations to Ambac shareholders for the first quarter of 2025 was $(1) million compared to $0 million in the same prior-year period. For the quarter, Cirrata's $3 million increase in Adjusted EBITDA over the same prior-year period was more than offset by elevated holding company expenses, which included an allocation adjustment related to discontinued operations, a portion of which will unwind in connection with the closing of the sale of the Legacy business, and a slight contraction at Everspan. For the quarter, the consolidated Adjusted EBITDA margin, prior to any reduction for non-controlling interests, was 5.9% compared to 2.6% in the same prior-year period.

* For definition of each non-GAAP measures referred to above, as well as reconciliation of such non-GAAP measures to their most directly comparable GAAP measures, see "Non-GAAP Financial Measures" below.

Earnings Call and Webcast
On May 13, 2025, at 8:30am ET, Claude LeBlanc, President and Chief Executive Officer, and David Trick, Executive Vice President and Chief Financial Officer, will discuss Ambac's first quarter 2025 results during a conference call. A live audio webcast of the call will be available through the Investor Relations section of Ambac’s website, https://ambac.com/investor-relations/events-and-presentations/. Participants may also listen via telephone by dialing (877) 407-9716 (Domestic) or (201) 493-6779 (International).
The webcast will be archived on Ambac's website. A replay of the call will be available through May 27, 2025, and can be accessed by dialing (Domestic) (844) 512-2921 or (International) (412) 317-6671; and using ID#13753308
Additional information is included in an operating supplement and presentations at Ambac's website at www.ambac.com.
Results of Operations by Segment
Insurance Distribution Segment

	Three Months Ended March 31,
($ in thousands)	2025	2024	% Change
Total revenues	$40,998	$17,865	129%
Pretax income (loss)	$(2,243)	$3,973	(156)%
Pretax income (loss) to shareholders	$(3,897)	$3,270	(219)%
EBITDA to shareholders	$7,083	$4,202	69%
Adjusted EBITDA	$12,112	$5,122	136%
Adjusted EBITDA to shareholders	$7,112	$4,202	69%
Pretax income margin to shareholders[1]	(5.5)%	22.2%	(1248)	bps
Adjusted EBITDA margin to shareholders[2]	17.3%	23.5%	(264)	bps
Organic Growth	(2.1)%	7.7%
(1)Represents Pretax income divided by total revenues
(2)See Non-GAAP Financial Data section of this press release for further information

Specialty Property & Casualty Insurance Segment

	Three Months Ended March 31,
($ in thousands)	2025	2024	% Change
Gross premium written	$86,915	$96,422	(10)%
Net premiums written	$18,005	$26,247	(31)%
Net premiums earned	$15,678	$25,579	(39)%
Total revenue	$21,171	$29,542	(28)%
Net income (loss) from continuing operations	$1,425	$1,715	(17)%
Adjusted EBITDA to shareholders	$1,589	$1,872	(15)%
Loss Ratio	66.9%	75.7%	-880	bps
Expense Ratio	35.2%	22.7%	1250	bps
Combined Ratio	102.1%	98.4%	370	bps
(1) See Non-GAAP Financial Data section of this press release for further information
AFG Corporate (holding company only)
AFG on a standalone basis, excluding its ownership interests in its Specialty P&C Insurance, Insurance Distribution, and Legacy Financial Guarantee subsidiaries, had net assets of $104 million as of March 31, 2025. Assets included cash and liquid securities of $54 million and other investments of $29 million.

Capital Activity
During the first quarter of 2025 we repurchased 264,791 shares at an average price of $11.79 per share. There is approximately $35.2 million remaining on the current repurchase authorization.
Consolidated Ambac Financial Group, Inc. Stockholders' Equity and NCI Impact to EPS
Stockholders’ equity at March 31, 2025, was $852 million, or $18.36 per share compared to $857 million or $18.43 per share as of December 31, 2024. The net loss attributable to common shareholders of $(46) million was offset by net unrealized investment gains of $19 million and foreign exchange translation gains of $36 million.
Calculation of Earnings Per Share
Diluted net income per share is computed by dividing net income attributable to shareholders, including adjustments to the redemption value of redeemable noncontrolling interests, by the basic weighted-average shares outstanding plus all potentially dilutive common shares outstanding during the period. The following table provides a reconciliation of net income attributable to shareholders to the numerator in the diluted earnings per share calculation, together with the resulting earnings per share amounts:

($ in thousands, except share data)	Three Months Ended March 31,
	2025	2024
Net income (loss) from continuing operations attributable to shareholders	$(16,144)	$(4,070)
Adjustment for Redeemable NCI	$(11,183)	$53
Numerator of diluted EPS	$(27,327)	$(4,017)
Per Share — Diluted	$(0.58)	$(0.09)

Net income (loss) attributable to Ambac shareholders	$(46,391)	$20,070
Adjustment for Redeemable NCI	(11,183)	53
Numerator of diluted EPS	$(57,574)	$20,123
Per Share — Diluted	$(1.22)	$0.44

WASO-Diluted	47,313	45,827

AMBAC FINANCIAL GROUP, INC. AND SUBSIDIARIES
Consolidated Statements of Income (Loss) (Unaudited)

	Three Months Ended March 31,
($ in thousands, except share data)	2025	2024
Revenues:
Net premiums earned	$15,678	$25,579
Commission income	36,771	17,729
Servicing and other fees	4,964	—
Program fees	3,652	2,567
Net investment income	2,815	3,640
Other revenue	(1,124)	36
Total revenues and other income	62,756	49,551
Expenses:
Losses and loss adjustment expenses	10,496	19,355
Policy acquisition costs	3,841	4,424
Commission expense	10,365	9,822
General and administrative expenses	38,531	17,575
Intangible amortization and depreciation	9,176	1,614
Interest expense	5,454	—
Total expenses	77,863	52,790
Pretax income (loss) from continuing operations	(15,107)	(3,239)
Provision (benefit) for income taxes from continuing operations	(617)	130
Net income (loss) from continuing operations	$(14,490)	$(3,369)
Net income (loss) from discontinued operations	(30,247)	24,140
Net income (loss)	(44,737)	20,771
Less: net (gain) loss attributable to noncontrolling interest	(1,654)	(701)
Net income (loss) attributable to Ambac shareholders	$(46,391)	$20,070

Net income (loss) from continuing operations per share attributable to Ambac shareholders
Basic	$(0.58)	$(0.09)
Diluted	$(0.58)	$(0.09)
Net income (loss) from discontinued operations per share attributable to Ambac shareholders
Basic	$(0.64)	$0.53
Diluted	$(0.64)	$0.53
Net income (loss) per share attributable to Ambac shareholders
Basic	$(1.22)	$0.44
Diluted	$(1.22)	$0.44

Weighted-average number of common shares outstanding:
Basic	47,313,012	45,827,076
Diluted	47,313,012	45,827,076

AMBAC FINANCIAL GROUP, INC. AND SUBSIDIARIES
Consolidated Balance Sheets (Unaudited)

($ in thousands, except share data)	March 31, 2025	December 31, 2024
Assets:
Investments:
Fixed maturity securities, at fair value (amortized cost: $164,688 and $162,124)	$161,569	$157,020
Short-term investments, at fair value (amortized cost: $101,604 and $127,588)	101,610	127,601
Other investments (includes $7,420 and $7,499 at fair value)	28,214	28,294
Total investments (net of allowance for credit losses of $0 and $0)	291,393	312,915
Cash and cash equivalents	34,064	29,606
Restricted cash	17,596	17,669
Cash and cash equivalents (including $17,596 and $17,669 of restricted cash)	51,660	47,275
Premium receivables (net of allowance for credit losses of $142 and $142)	64,563	57,222
Commission and fees receivable	55,377	55,377
Deferred acquisition costs	9,615	8,572
Reinsurance recoverable on paid and unpaid losses (net of allowance for credit losses of $100 and $100)	351,110	306,191
Deferred ceded premium	144,914	148,300
Intangible assets, less accumulated amortization	345,061	344,775
Goodwill	429,314	418,234
Other assets	107,829	92,317
Assets held-for-sale	6,392,004	6,267,200
Total assets	$8,253,282	$8,058,378
Liabilities and Stockholders’ Equity:
Liabilities:
Unearned premiums	$181,387	$182,446
Loss and loss adjustment expense reserves	373,105	349,062
Ceded premiums payable	81,358	53,002
Deferred program fees and reinsurance commissions	7,176	7,500
Deferred taxes	69,742	70,135
Short-term debt	150,000	150,000
Accrued interest payable	2,695	2,560
Other liabilities	91,429	89,036
Liabilities held-for-sale	5,887,685	5,887,685
Total liabilities	7,041,817	6,862,857

Redeemable noncontrolling interest	185,417	140,860
Stockholders’ equity:
Preferred stock, par value $0.01 per share; 20,000,000 shares authorized shares; issued and outstanding shares—none	—	—
Common stock, par value $0.01 per share; 130,000,000 shares authorized; issued shares: 48,875,167 and 48,875,167	489	489
Additional paid-in capital	333,356	331,007
Accumulated other comprehensive income (loss)	(133,168)	(188,436)
Retained earnings	681,489	742,185
Treasury stock, shares at cost: 2,447,746 and 2,368,194	(29,945)	(28,339)
Total Ambac Financial Group, Inc. stockholders’ equity	852,221	856,906
Nonredeemable noncontrolling interest	173,827	197,755
Total stockholders’ equity	1,026,048	1,054,661
Total liabilities, redeemable noncontrolling interest and stockholders’ equity	$8,253,282	$8,058,378

Non-GAAP Financial Data
In addition to reporting the Company’s quarterly financial results in accordance with GAAP, the Company is reporting non-GAAP financial measures: EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin, Organic Revenue Growth Rate (Insurance Distribution segment only), Adjusted Net Income and Adjusted Net Income Margin. These amounts are derived from our consolidated financial information, but are not presented in our consolidated financial results.
We present non-GAAP supplemental financial information because we believe such information is of interest to the investment community, and that it provides greater transparency and enhanced visibility into the underlying drivers and performance of our businesses on a basis that may not be otherwise apparent on a GAAP basis. We view these non-GAAP financial measures as important indicators when assessing and evaluating our performance on a segmented and consolidated basis and they are presented to improve the comparability of our results between periods by eliminating the impact of the items that may not be representative of our core operating performance. These non-GAAP financial measures are not substitutes for the Company’s GAAP reporting, should not be viewed in isolation and may differ from similar reporting provided by other companies, which may define non-GAAP measures differently
The following paragraphs define each non-GAAP financial measure. A tabular reconciliation of the non-GAAP financial measure and the most comparable GAAP financial measure is also presented below.
Non-GAAP Financial Measures
Organic Revenue Growth & Rate (Insurance Distribution Only.) — Organic revenue is based on commissions and fees for the relevant period by excluding (i) the first twelve months of commissions and fees generated from acquisitions and (ii) commissions and fees from divestitures (iii) and other items such as contingent commissions and the impact of changes in foreign exchange rates.
Organic revenue growth is the change in organic revenue period-to-period, with prior period results adjusted to (i) include commissions and fees that were excluded from organic revenue in the prior period and reached the twelve-month owned mark in the current period, and (ii) exclude commissions and fees related to divestitures from organic revenue.
Total Specialty P&C Insurance Production Specialty P&C Insurance production, which includes gross premiums written by Ambac's Specialty P&C Insurance segment and premiums placed by the Insurance Distribution segment. Specialty P&C Insurance revenues are dependent on gross premiums written, as specialty program insurance companies earn premiums based on the portion of gross premiums written retained (i.e. net premiums written) and fees on gross premiums written that are ceded to reinsurers. Insurance Distribution revenues are dependent on premium volume, as Managing General Agents/Underwriters and brokers receive commissions based on the amount of premiums placed (i.e. gross premiums written on behalf of insurance carriers) with insurance carriers.
EBITDA — EBITDA is net income (loss) before interest expense, income taxes, depreciation and amortization of intangible assets.
Adjusted EBITDA and Adjusted EBITDA Margin — We define Adjusted EBITDA as net income (loss) from continuing operations before interest expense, income taxes, depreciation, amortization of intangible assets, change in fair value of contingent consideration and certain items of income and expense, including share-based compensation expense, acquisition and integration related expenses, severance, and other exceptional or non-recurring items, including those related to raising capital. We believe that adjusted EBITDA is an appropriate measure of operating performance because it eliminates the impact of income and expenses that may obfuscate business performance, and that the presentation of this measure enhances an investor's understanding of our financial performance.

Adjusted Net Income and Adjusted Net Income Margin — We define Adjusted net income as net income (loss) from continuing operations attributable to Ambac adjusted for amortization of intangible assets, change in fair value of contingent consideration and certain items of income and expense, including share-based compensation expense, acquisition and integration related expenses, severance and non-recurring income and loss items that, in the opinion of management, significantly affect the period-over-period assessment of operating results, and the related tax effect of those adjustments. Per share amounts exclude any impact of revaluing non-controlling interests as otherwise reported under GAAP earnings per share. We believe that adjusted net income is an appropriate measure of operating performance because it eliminates the impact of income and expenses that may obfuscate business performance.
Results of Operations by Segment (Continued)

Three Months Ended March 31, 2025	Specialty Property & Casualty Insurance	Insurance Distribution	Corporate & Other	Consolidated
($ in thousands)
Gross premiums written	$86,915			$86,915
Net premiums written	18,005			18,005
Total revenues from Continuing Operations	21,171	40,998	587	62,756
Total expenses from Continuing Operations	19,668	43,241	14,954	77,863
Pretax income (loss)	1,503	(2,243)	(14,367)	(15,107)
Provision (benefit) for income taxes	78	(500)	(195)	(617)
Net income (loss) from Continuing Operations	$1,425	$(1,743)	$(14,172)	$(14,490)

Adjustments to EBITDA
Add: Interest expense		$5,454		$5,454
Add: Income tax expense	78	(500)	(195)	(617)
Add: Depreciation	—	109	305	414
Add: Intangible amortization		8,763		8,763
EBITDA from Continuing Operations	$1,503	$12,083	$(14,063)	$(477)
EBITDA from Continuing Operations attributable to Ambac shareholders	$1,503	$7,083	$(14,063)	$(5,477)

Adjustments to Adjusted EBITDA
Add: Acquisition and integration related expenses	$—	$—	$682	$682
Add: Equity-based compensation expense	86	—	1,574	1,660
Add: Severance and restructuring expense	—	29	1,819	1,848
Adjusted EBITDA from Continuing Operations	1,589	12,112	(9,988)	3,713
Adjusted EBITDA from Continuing Operations attributable to Ambac shareholders	$1,589	$7,112	$(9,988)	$(1,287)

Net income (loss) (Continuing Operations)	$1,425	$(1,743)	$(14,172)	$(14,490)
Adjustments:
Add: Acquisition and integration related expenses	—	—	682	682
Add: Intangible amortization	—	8,763	—	8,763
Add: Equity-based compensation expense	86	—	1,574	1,660
Add: Severance and restructuring expense	—	29	1,819	1,848
Add: Other non-operating (income) losses	—	—	—	—
Adjusted net income (loss) before tax and NCI	1,511	7,049	(10,097)	(1,537)
Income tax effects	—	—	—	—
Adjusted net income (loss) before NCI	1,511	7,049	(10,097)	(1,537)
Net (income) loss attributable to noncontrolling interest	—	(4,500)	—	(4,500)
Adjusted net income (loss) attributable to common shareholders	$1,511	$2,549	$(10,097)	$(6,037)

Net income (loss) margin	6.7%	(4.3)%	NM	(23.1)%
Adjusted EBITDA Margin	7.5%	29.5%	NM	5.9%
Adjusted EBITDA Margin to Ambac shareholders	7.5%	17.3%	NM	(2.1)%
Adjusted Net income (loss) after NCI margin	7.1%	23.0%	NM	(2.9)%

Three Months Ended March 31, 2024	Specialty Property & Casualty Insurance	Insurance Distribution	Corporate & Other	Consolidated
($ in thousands)
Gross premiums written	$96,422			$96,422
Net premiums written	26,247			26,247
Total revenues from Continuing Operations	29,542	17,865	2,145	49,551
Total expenses from Continuing Operations	27,721	13,892	11,177	52,790
Pretax income (loss)	1,821	3,973	(9,032)	(3,239)
Provision (benefit) for income taxes	106	118	(94)	130
Net income (loss) from Continuing Operations	$1,715	$3,855	$(8,938)	$(3,369)

Adjustments to EBITDA
Add: Interest expense		$—		$—
Add: Income tax expense	106	118	(94)	130
Add: Depreciation	—	10	465	475
Add: Intangible amortization		1,139		1,139
EBITDA from Continuing Operations	$1,821	$5,122	$(8,567)	$(1,625)
EBITDA from Continuing Operations attributable to Ambac shareholders	$1,872	$4,202	$(5,689)	$1,304

Adjustments to Adjusted EBITDA
Add: Acquisition and integration related expenses	$—	$—	$569	$569
Add: Equity-based compensation expense	51	—	2,129	2,180
Add: Severance and restructuring expense	—	—	134	134
Add: Other non-operating (income) losses	—	—	48	48
Adjusted EBITDA from Continuing Operations	1,872	5,122	(5,689)	1,304
Adjusted EBITDA from Continuing Operations attributable to Ambac shareholders	$1,872	$4,202	$(5,689)	$384

Net income (loss) (Continuing Operations)	$1,715	$3,782	$(8,976)	$(3,479)
Adjustments:
Add: Acquisition and integration related expenses	—	—	569	569
Add: Intangible amortization	—	1,139	—	1,139
Add: Equity-based compensation expense	51	—	2,129	2,180
Add: Severance and restructuring expense	—	—	134	134
Add: Other non-operating (income) losses	—	—	48	48
Adjusted net income (loss) before tax and NCI	1,766	4,921	(6,096)	591
Income tax effects	—	—	—	—
Adjusted net income (loss) before NCI	1,766	4,921	(6,096)	591
Net (income) loss attributable to noncontrolling interest	—	(920)	—	(920)
Adjusted net income (loss) attributable to common shareholders	$1,766	$4,001	$(6,096)	$(329)

Net income (loss) margin	5.8%	21.2%	NM	(7.0)%
Adjusted EBITDA Margin	6.3%	28.7%	NM	2.6%
Adjusted EBITDA Margin to Ambac shareholders	6.3%	23.5%	NM	0.8%
Adjusted Net income (loss) after NCI margin	6.0%	22.4%	NM	(0.7)%

Organic Growth

	Three Months Ended December 31,
($ in thousands)	2025	2024	% Growth
Total Insurance Distribution revenue (1)	$40,998	$17,865	129%
Less: Acquired revenues	(19,971)
Less: Profit commission and contingent commission income	(4,691)	(1,182)
Total Organic Revenue & Growth Percentage	16,336	16,683	(2.1)%
(1)Total Insurance Distribution revenue includes investment income
Total Specialty P&C Insurance Production
Specialty P&C Insurance production, which includes gross premiums written by Ambac's Specialty P&C Insurance segment and premiums placed by the Insurance Distribution segment.

	Three Months Ended March 31,
($ in thousands)	2025	2024	% Change
Specialty Property & Casualty Insurance Gross Premiums Written	$86,915	$96,422	(10)%
Insurance Distribution Premiums Placed	230,606	90,096	156%
Specialty P&C Insurance Production	$317,521	$186,518	70%
About Ambac
Ambac Financial Group, Inc. (“Ambac” or “AFG”) is an insurance holding company headquartered in New York City. Ambac’s core business is a growing specialty P&C distribution and underwriting platform. Ambac also has a legacy financial guarantee business in run-off which we have agreed to sell to funds managed by Oaktree Capital Management pending regulatory approval. Ambac’s common stock trades on the New York Stock Exchange under the symbol “AMBC”. Ambac is committed to providing timely and accurate information to the investing public, consistent with our legal and regulatory obligations. To that end, we use our website to convey information about our businesses, including the anticipated release of quarterly financial results, quarterly financial, statistical and business-related information. For more information, please go to www.ambac.com.
The Amended and Restated Certificate of Incorporation of Ambac contains substantial restrictions on the ability to transfer Ambac’s common stock. Subject to limited exceptions, any attempted transfer of common stock shall be prohibited and void to the extent that, as a result of such transfer (or any series of transfers of which such transfer is a part), any person or group of persons shall become a holder of 5% or more of Ambac’s common stock or a holder of 5% or more of Ambac’s common stock increases its ownership interest.
Contact
Charles J. Sebaski
Managing Director, Investor Relations
(212) 208-3222
csebaski@ambac.com
Forward-Looking Statements
In this press release, statements that may constitute “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “estimate,” “project,” “plan,” “believe,” “anticipate,” “intend,” “planned,” “potential” and similar expressions, or future or conditional verbs such as “will,” “should,” “would,” “could,” and “may,” or the negative of those expressions or verbs, identify forward-looking statements. We caution readers that these statements are not guarantees of future performance. Forward-looking statements are not historical facts, but instead represent only our beliefs regarding future events, which may by their nature be inherently uncertain and some of which may be outside our control. These statements may relate to plans and objectives with respect to the future, among other things which may change. We are alerting you to the possibility that our actual results may differ, possibly materially, from the expected objectives or anticipated results that may be suggested, expressed or implied by these forward-looking statements. Important factors that could cause our results to differ, possibly materially, from those indicated in the forward-looking statements include, among others, those discussed under “Risk Factors” in our most recent SEC filed quarterly or annual report.

Any or all of management’s forward-looking statements here or in other publications may turn out to be incorrect and are based on management’s current belief or opinions. Ambac Financial Group’s (“AFG”) and its subsidiaries’ (collectively, “Ambac” or the “Company”) actual results may vary materially, and there are no guarantees about the performance of Ambac’s securities. Among events, risks, uncertainties or factors that could cause actual results to differ materially are: (1) the high degree of volatility in the price of AFG’s common stock; (2) failure to consummate the proposed sale of all of the common stock of Ambac Assurance Corporation (“AAC”) and the transactions contemplated by the related stock purchase agreement (the “Sale Transactions”) in a timely manner or at all; (3) disruptions from the proposed Sale Transactions, including from litigation, that may harm Ambac’s business, including current plans and operations; (4) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed Sale Transactions; (5) uncertainty concerning the Company’s ability to achieve value for holders of its securities from the specialty property and casualty insurance business, the insurance distribution business, or related businesses; (6) inadequacy of reserves established for losses and loss expenses and the possibility that changes in loss reserves may result in further volatility of earnings or financial results; (7) risks historically reported by the Company with respect to the legacy financial guarantee business, which may continue to affect the Company if the Sale Transactions are not consummated; (8) credit risk throughout Ambac’s business, including but not limited to exposures to reinsurers and insurance distribution partners; (9) the Company’s inability to generate the significant amount of cash needed to service its debt and financial obligations, and its inability to refinance its indebtedness; (10) the Company’s substantial indebtedness could adversely affect the Company’s financial condition and operating flexibility; (11) the Company may not be able to obtain financing, refinance its outstanding indebtedness, or raise capital on acceptable terms or at all due to its substantial indebtedness and financial condition; (12) greater than expected underwriting losses in the Company’s specialty property and casualty insurance business; (13) failure of specialty insurance program partners to properly market, underwrite or administer policies; (14) inability to obtain reinsurance coverage or charge rates for insurance on expected terms; (15) loss of key relationships for production of business in specialty property and casualty and insurance distribution businesses or the inability to secure such additional relationships to produce expected results; (16) the impact of catastrophic public health, environmental or natural events, or global or regional conflicts; (17) the risk that the Company’s risk management policies and practices do not anticipate certain risks and/or the magnitude of potential for loss; (18) restrictive covenants in agreements and instruments that impair Ambac’s ability to pursue or achieve its business strategies; (19) disagreements or disputes with the Company’s insurance regulators; (20) failure of a financial institution in which we maintain cash and investment accounts; (21) adverse impacts from changes in prevailing interest rates; (22) events or circumstances that result in the impairment of our intangible assets and/or goodwill that was recorded in connection with Ambac’s acquisitions; (23) the risk of litigation, regulatory inquiries, investigations, claims or proceedings, and the risk of adverse outcomes in connection therewith; (24) the Company’s ability to adapt to the rapid pace of regulatory change; (25) actions of stakeholders whose interests are not aligned with broader interests of Ambac's stockholders; (26) system security risks, data protection breaches and cyber attacks; (27) failures in services or products provided by third parties; (28) political developments that disrupt the economies where the Company has insured exposures or the markets in which our insurance programs operate; (29) our inability to attract and retain qualified executives, senior managers and other employees, or the loss of such personnel; (30) fluctuations in foreign currency exchange rates; (31) failure to realize our business expansion plans, including failure to effectively onboard new program partners, or failure of such plans to create value; (32) greater competition for our specialty property and casualty insurance business and/or our insurance distribution business; (33) loss or lowering of the AM Best rating for our property and casualty insurance company subsidiaries; (34) disintermediation within the insurance industry or greater competition from technology-based insurance solutions or non-traditional insurance markets; (35) adverse effects of market cycles in the property and casualty insurance industry; (36) variations in commission income resulting from timing of policy renewals and the net effect of new and lost business production; (37) variations in contingent commissions resulting from the effects insurance losses; (38) reliance on a limited number of counterparties to produce revenue in our specialty property and casualty insurance and insurance distribution businesses; (39) changes in law or in the functioning of the healthcare market that impair the business model of our accident and health managing general underwriter; (40) difficulties in identifying appropriate acquisition or investment targets, properly evaluating the business and prospects of acquired businesses, businesses in which we invest, or targets, integrating acquired businesses into our business or failures to realize expected synergies from acquisitions or new business investments; (41) failure to realize expected benefits from investments in technology; (42) harmful acts and omissions of our business counterparts; and (43) other risks and uncertainties that have not been identified at this time.